UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2015

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware 001-35817 04-3462475
(State or Other (Commission (IRS Employer
Jurisdiction of File Number) Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On July 1, 2015, Cancer Genetics, Inc. (the “Company”) appointed Dr. Rita Shaknovich, age 48, as the Company’s Medical Director and Vice President of Hematopathology Services, reporting directly to the Company’s President and Chief Executive Officer. Dr. Shaknovich is a physician scientist and prior to joining the Company she was an Assistant Professor at Weill Cornell Medical College from April 2008 to June 2015. Her laboratory in Weill Cornell Medical College studied epigenetic mechanisms of gene regulation during normal B cell development and epigenetic changes that contribute to neoplastic transformation. Her research was funded by such agencies as NIH, STARR Cancer Consortium, Leukemia and Lymphoma Foundation and Lymphoma Research Foundation. Her lab used genome-wide approaches to profile genome, transcriptome and methylome of B cells at different stages of development and of different subtypes of Lymphomas in order to identify novel epigenetic mechanisms of neoplastic transformation. Prior to Weill Cornell Medical College, from August 2004 to April 2008, she was an Assistant Professor at Albert Einstein College of Medicine. She received her MD and PhD degrees from the Medical Scientist training program in Mount Sinai School of Medicine in New York, after which she completed clinical training in Anatomic Pathology specializing in Hematopathology and finished her post-doctoral training in the laboratory of Dr. Ari Melnick in Weill Cornell Medical College. Dr. Shaknovich’s PhD work and her postdoctoral training focused on pathobiology of hematologic malignancies.
Effective July 1, 2015 (the “Commencement Date”), the Company entered into a two-year employment agreement with Dr. Shaknovich (the “Employment Agreement”). Following the initial two-year term, the Employment Agreement will automatically renew for successive one-year periods. Pursuant to the terms of the Employment Agreement Dr. Shaknovich receives an annual base salary of $252,000 (the “Base Salary”) and is eligible for an annual bonus with a target amount of up to 10% of her Base Salary, based an achievement of certain individual and/or corporate goals established by the Board or Compensation Committee. The actual amount of such bonus will be determined annually by the CEO and the Board, in his or its reasonable discretion, based upon assessment of the individual and the corporate performance against such goals. In addition, on July 1, 2015, Dr. Shaknovich received a grant of options to purchase 12,000 shares of the Company’s common stock, par value $0.0001 per share (the “Initial Option Award”) pursuant to the terms of the Company’s 2011 Equity Incentive Plan (the “Plan”), with an exercise price of $11.50 per share, which vests in equal quarterly installments over a forty-eight month period. Dr. Shaknovich will also receive a restricted stock grant for 3,000 shares pursuant to the terms of the Plan, which vests in three equal annual installments. Dr. Shaknovich is eligible to participate in employee benefit plans generally available to the Company's senior executives or to the Company’s employees generally, subject to the terms of those plans.
The Employment Agreement further provides that in the event of termination within twelve months following a change of control, as defined in the Employment Agreement, subject to the execution and non-revocation of a release agreement, Dr. Shaknovich will be entitled to receive (i) the amount of her accrued but unpaid Base Salary and earned but unpaid bonus, (ii) reimbursement of any expenses properly incurred on the Company’s behalf prior to any such termination and not yet reimbursed, (iii) a lump sum payment equal to (a) six months base salary, in the event of a termination with cause or without good reason, as defined in the Employment Agreement, or twelve months base salary, in the event of a termination without cause or with good reason, and (b) an amount equal to the prior year’s annual bonus and (iv) continuation of group health plan benefits, disability and life insurance benefits until the earlier of six months after such termination or until the date Dr. Shaknovich becomes eligible for comparable benefits through another employer. Absent a change of control, the Employment Agreement provides that in the event of termination subject to the execution and non-revocation of a release agreement, Dr. Shaknovich will be entitled to receive (i) the amount of her accrued but unpaid Base Salary and earned but unpaid bonus, (ii) reimbursement of any expenses properly incurred on the Company’s behalf prior to any such termination and not yet reimbursed, (iii) continuation of base salary, payable monthly or bi-weekly at the Company’s option, for a period of (a) six months, in the event of termination due to disability or (b) for a period of between six months and twelve months, depending on the length of Dr. Shaknovich’s service with the Company, in the event of termination without cause or with good reason and (iv) continuation of group health plan benefits, disability and life insurance benefits until the earlier of six months after such termination or until the date Dr. Shaknovich becomes eligible for comparable benefits through another employer.
In addition, Dr. Shaknovich has entered into the Company’s standard form agreement with respect to confidential information, assignment of inventions, non-solicitation and non-interference restrictions.
The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.
(e) Compensatory Arrangements of Certain Officers
On July 3, 2015, the compensation committee of the board of directors of the Company approved increases to the salaries of Panna Sharma, Chief Executive Officer, and Edward J. Sitar, Chief Financial Officer, to $500,000 and $286,000 per annum, respectively, effective as of June 1, 2015.
Item 8.01.    Other Events.

On July 7, 2015, the Company issued a press release to report that it has entered into a partnership with the Laboratory Services group of ICON plc (“ICON”), the global clinical research organization, where the Company and ICON will jointly market, sell and deliver oncology focused clinical laboratory tests to biotech and pharmaceutical companies. The press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Employment Agreement between Dr. Shaknovich and Cancer Genetics, Inc., effective as of July 1, 2015.

Exhibit 99.1 – Press release, dated July 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By: /s/ Edward J. Sitar
Name: Edward J. Sitar
Title: Chief Financial Officer

Date:    July 7, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Dr. Shaknovich and Cancer Genetics,
Inc., effective as of July 1, 2015.

99.1	Press release, dated July 7, 2015.